Exhibit 99.1

For Immediate Release

TrueCar Reports Third Quarter 2018 Financial Results

•	Third quarter total revenue up 14% from a year ago to $93.6 million.

•	Third quarter net loss of $(6.3) million, or $(0.06) per share, compared to net loss of $(9.5) million, or $(0.10) per share, in the third quarter of 2017.

•	Third quarter Non-GAAP net income(1) of $4.3 million, or $0.04 per share, compared to Non-GAAP net income of $1.9 million, or $0.02 per share, in the third quarter of 2017.

•
Third quarter Adjusted EBITDA(2) of $10.0 million, representing an Adjusted EBITDA margin(3) of 10.7%, compared to Adjusted EBITDA of $8.0 million, representing an Adjusted EBITDA margin of 9.7%, in the third quarter of 2017.

•	Units(4) were 268,026 in the third quarter of 2018, up 6% from 253,527 in the third quarter of 2017.

•	Franchise dealer count(5) was 12,549 as of September 30, 2018, compared to 12,368 as of June 30, 2018.

•	Independent dealer count(6) was 3,482 as of September 30, 2018, compared to 3,166 as of June 30, 2018.

SANTA MONICA, Calif., November 6, 2018 – TrueCar, Inc. (NASDAQ: TRUE) today announced its financial results for the third quarter ended September 30, 2018.

Management Commentary

“We are encouraged that we achieved our plans in the third quarter, realizing 14% year over year revenue growth, and we are guiding to even faster top-line growth in the fourth quarter” said John Pierantoni, Interim Chief Financial Officer.
Chip Perry, TrueCar’s President and Chief Executive Officer, continued, “Operationally, TrueCar had a strong third quarter with in-line financial results on revenue and adjusted EBITDA. Based on the progress we've made this year, we believe we can significantly accelerate our revenue growth in 2019, and we have created the foundation for building what we believe will be the industry’s only true end-to-end online shopping-to-showroom experience.”

(1)	Non-GAAP net income is a Non-GAAP financial measure. Refer to its definition and accompanying reconciliation to GAAP net loss below.

(2)	Adjusted EBITDA is a Non-GAAP financial measure. Refer to its definition and accompanying reconciliation to GAAP net loss below.

(3)	Adjusted EBITDA margin is a Non-GAAP financial measure, calculated as Adjusted EBITDA divided by total revenue.

(4)
We define units as the number of automobiles purchased by our users from TrueCar Certified Dealers through TrueCar.com and our mobile applications or the car buying sites and mobile applications we maintain for our affinity group marketing partners.

(5)
We define franchise dealer count as the number of franchise dealers in the network of TrueCar Certified Dealers at the end of a given period. This number is calculated by counting the number of brands of new cars sold by dealers in the TrueCar Certified Dealer network at their locations, and includes both single-location proprietorships as well as large consolidated dealer groups. Note that this number excludes Genesis franchises on our program due to Hyundai’s transition of Genesis to a standalone brand. In order to facilitate period over period comparisons, we have continued to count each Hyundai franchise that also has a Genesis franchise as one franchise dealer rather than two.

(6)
We define independent dealer count as the number of dealers in the network of TrueCar Certified Dealers at the end of a given period that exclusively sell used vehicles and are not directly affiliated with a new car manufacturer. This number is calculated by counting each location individually, and includes both single-location proprietorships as well as large consolidated dealer groups.

Third Quarter 2018 Financial Highlights

•	Total revenue of $93.6 million.

•	Net loss of $(6.3) million, or $(0.06) per basic and diluted share, compared to a net loss of $(9.5) million, or $(0.10) per basic and diluted share, in the third quarter of 2017.

•	Non-GAAP net income of $4.3 million, or $0.04 per basic and diluted share, compared to Non-GAAP net income of $1.9 million, or $0.02 per basic and diluted share, in the third quarter of 2017.

•
Adjusted EBITDA of $10.0 million, representing an Adjusted EBITDA margin of 10.7%, compared to Adjusted EBITDA of $8.0 million, representing an Adjusted EBITDA margin of 9.7%, in the third quarter of 2017.

Key Operating Metrics

•	Average monthly unique visitors(7) increased 4% to 8.0 million in the third quarter of 2018, up from 7.7 million in the third quarter of 2017.

•	Units were 268,026 in the third quarter of 2018, up 6% from 253,527 in the third quarter of 2017.

•	Monetization(8) was $331 during the third quarter of 2018, compared to $306 during the third quarter of 2017.

•	Franchise dealer count was 12,549 as of September 30, 2018, compared to 12,368 as of June 30, 2018.

•	Independent dealer count was 3,482 as of September 30, 2018, compared to 3,166 as of June 30, 2018.

 Business Outlook

TrueCar’s guidance for the fourth quarter ending December 31, 2018 is as follows:

•	Units are expected to be in the range of 262,000 to 267,000.

•	Revenues are expected to be in the range of $95.5 million to $97.5 million.

•	Adjusted EBITDA is expected to be in the range of $10.0 million to $11.0 million.(9)

TrueCar’s guidance for the full year ending December 31, 2018 is as follows:

•	Units are expected to be in the range of 1,010,000 to 1,015,000.

•	Revenues are expected to be in the range of $358 million to $360 million.

•	Adjusted EBITDA is expected to be in the range of $34.7 million to $35.7 million.(9)

(7)
We define a monthly unique visitor as an individual who has visited our website, our landing page on our affinity group marketing partner sites or our mobile applications within a calendar month. We calculate average monthly unique visitors as the sum of the monthly unique visitors divided by the number of months in that period.

(8)
We define monetization as the average transaction revenue per unit, which we calculate by dividing all of our Auto Buying Program and OEM incentives revenue in a given period by the number of units in that period.

(9)
We are unable to provide reconciliations of forward-looking Adjusted EBITDA without unreasonable effort because of the uncertainty and potential variability of certain litigation costs, which are a reconciling item between GAAP net loss and Adjusted EBITDA and could significantly impact GAAP results.

Conference Call Information

Members of TrueCar management will host a conference call today, November 6, 2018, to discuss the third quarter results at 4:30 p.m. Eastern Time. To participate, domestic callers should dial 1-877-407-0789 and international callers should dial 1-201-689-8562. A replay of the call may be accessed from 7:30 p.m. Eastern Time on Tuesday, November 6, 2018 until 11:59 p.m. Eastern Time on Tuesday, November 20, 2018 by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the replay pin number: 1368395. An archived version of the call will also be available upon its completion on the Investor Relations section of TrueCar’s website at ir.truecar.com. TrueCar has used, and intends to continue to use, its Investor Relations website (ir.truecar.com), Twitter (@TrueCar) and Facebook (www.facebook.com/TrueCar) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements. All statements contained in this press release other than statements of historical fact are forward-looking statements, including statements regarding our future growth potential and opportunities; our outlook for fourth quarter and full year 2018 and 2019; our ability to improve and build out our consumer experience; future financial results, including expectations regarding future revenue, adjusted EBITDA and units; and our business strategy, plans and objectives. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to: our ability to maintain and improve our relationship with, and perception among, car dealerships and grow our network of Certified Dealers, on an overall basis, among dealers representing high-volume brands and in important geographies; our ability to anticipate market needs and develop new and enhanced products and services to meet those needs, including new programs with automobile manufacturers, and our ability to successfully monetize them; our ability to successfully scale our automotive trade-in program to a nationwide offering; our ability to attract significant OEMs to participate, and remain participants, in our OEM incentive programs; our dependence upon affinity group marketing partners, especially USAA; our ability to comply with laws and regulations directly or indirectly applicable to our business, including newly-enacted and rapidly-changing data protection and net neutrality laws and regulations and changes in applicable tax laws and regulations; our ability to scale and compete effectively in an increasingly competitive market and to grow and enhance our brand; our ability to increase revenue from dealers on our subscription pricing model; our ability to timely and successfully implement our technology replatforming project; political and macro-economic issues that affect the automobile industry, including changes in interest rates, consumer demand and import tariffs; our ability to attract, retain and integrate qualified personnel, including the hiring of additional personnel in our dealer, product and technology teams; our ability to successfully resolve litigation to which we are subject; and other risks and uncertainties described more fully under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018 filed with the Securities and Exchange Commission, or SEC, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 to be filed with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. All forward-looking statements in this press release are based on information available to our management as of the date hereof, and except as required by law, management assumes no obligation to update these forward-looking statements, which speak only as of their respective dates.

Use of Non-GAAP Financial Measures

This earnings release includes the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income and Non-GAAP net income per share. We define Adjusted EBITDA as net loss adjusted to exclude interest income, interest expense, depreciation and amortization, stock-based compensation, certain litigation costs, lease exit costs and income taxes. We define Non-GAAP net income as net loss adjusted to exclude stock-based compensation, certain litigation costs and lease exit costs. We have provided below a reconciliation of each of Adjusted EBITDA and Non-GAAP net income to net loss, the most directly comparable GAAP financial measure. Neither Adjusted EBITDA nor Non-GAAP net income should be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.
We use Adjusted EBITDA and Non-GAAP net income as operating performance measures because each is (i) an integral part of our reporting and planning processes; (ii) used by our management and board of directors to assess our operational performance, and together with operational objectives, as a measure in evaluating employee compensation and bonuses; and (iii) used by our management to make financial and strategic planning decisions regarding future operating investments. We believe that using Adjusted EBITDA and Non-GAAP net income facilitates operating performance comparisons on a period-to-period basis because these measures exclude variations primarily caused by changes in the excluded items noted above. In addition, we believe that Adjusted EBITDA, Non-GAAP net income and similar measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies as measures of financial performance and debt service capabilities.

Our use of each of Adjusted EBITDA and Non-GAAP net income has limitations as an analytical tool, and you should not consider either in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect the payment or receipt of interest or the payment of income taxes;

•	neither Adjusted EBITDA nor Non-GAAP net income reflects changes in, or cash requirements for, our working capital needs;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or any other contractual commitments;

•	neither Adjusted EBITDA nor Non-GAAP net income reflects the costs to advance our claims in certain litigation or the costs to defend ourselves in various complaints filed against us;

•	neither Adjusted EBITDA nor Non-GAAP net income reflects the lease exit costs associated with consolidation of our office locations in Santa Monica, California in December 2015;

•	neither Adjusted EBITDA nor Non-GAAP net income considers the potentially dilutive impact of shares issued or to be issued in connection with stock-based compensation; and

•	other companies, including companies in our own industry, may calculate Adjusted EBITDA and Non-GAAP net income differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, you should consider Adjusted EBITDA and Non-GAAP net income alongside other financial performance measures, including our net loss, our other GAAP results and various cash flow metrics. In addition, in evaluating Adjusted EBITDA and Non-GAAP net income, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving Adjusted EBITDA and Non-GAAP net income and you should not infer from our presentation of Adjusted EBITDA and Non-GAAP net income that our future results will not be affected by these expenses or any unusual or non-recurring items.

About TrueCar

TrueCar, Inc. (NASDAQ: TRUE) is a digital automotive marketplace that provides comprehensive pricing transparency about what other people paid for their cars and enables consumers to engage with TrueCar Certified Dealers who are committed to providing a superior purchase experience. TrueCar operates its own branded site and its nationwide network of more than 16,000 Certified Dealers, and also powers car-buying programs for some of the largest U.S. membership and service organizations, including USAA, AARP, American Express, AAA and Sam's Club. Over one-half of all new car buyers engage with the TrueCar network during their purchasing process. TrueCar is headquartered in Santa Monica, California, with offices in San Francisco and Austin, Texas. For more information, go to www.truecar.com. Follow TrueCar on Facebook or Twitter.

Investor/Media Contact:
Alison Sternberg
Senior Vice President, Investor Relations and Communications
424-258-8771
asternberg@truecar.com

TRUECAR, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30, 2018		Nine Months Ended September 30, 2018
	2018	2017	2018	2017
Revenues	$93,586	$82,440	$262,497	$240,016
Costs and operating expenses:
Cost of revenue	7,737	7,088	22,941	20,610
Sales and marketing	57,031	48,383	157,463	137,498
Technology and development	15,345	15,357	46,633	43,117
General and administrative	14,030	14,993	41,005	44,034
Depreciation and amortization	5,992	5,765	16,808	17,517
Total costs and operating expenses	100,135	91,586	284,850	262,776
Loss from operations	(6,549)	(9,146)	(22,353)	(22,760)
Interest income	888	402	2,242	784
Interest expense	(662)	(654)	(1,985)	(1,955)
Loss before income taxes	(6,323)	(9,398)	(22,096)	(23,931)
(Benefit from) / provision for income taxes	(72)	121	(168)	443
Net loss	$(6,251)	$(9,519)	$(21,928)	$(24,374)
Net loss per share:
Basic and diluted	$(0.06)	$(0.10)	$(0.22)	$(0.26)
Weighted average common shares outstanding, basic and diluted	102,765	98,665	101,503	93,108

TRUECAR, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$217,749	$197,762
Accounts receivable, net	47,425	39,169
Prepaid expenses	9,291	5,475
Other current assets	5,806	1,145
Total current assets	280,271	243,551
Property and equipment, net	69,174	70,710
Goodwill	53,270	53,270
Intangible assets, net	13,016	15,912
Other assets	5,113	1,391
Total assets	$420,844	$384,834
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$26,933	$18,620
Accrued employee expenses	5,034	6,568
Accrued expenses and other current liabilities	17,561	12,790
Total current liabilities	49,528	37,978
Deferred tax liabilities	605	812
Lease financing obligations, net of current portion	22,959	29,129
Other liabilities	3,910	3,797
Total liabilities	77,002	71,716
Stockholders’ Equity
Common stock	10	10
Additional paid-in capital	710,921	664,192
Accumulated deficit	(367,089)	(351,084)
Total stockholders’ equity	343,842	313,118
Total liabilities and stockholders’ equity	$420,844	$384,834

TRUECAR, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
 (In thousands)
(Unaudited)

	Three Months Ended September 30, 2018		Nine Months Ended September 30, 2018
	2018	2017	2018	2017
Net loss	$(6,251)	$(9,519)	$(21,928)	$(24,374)
Non-GAAP adjustments:
Interest income	(888)	(402)	(2,242)	(784)
Interest expense	662	654	1,985	1,955
Depreciation and amortization	5,992	5,765	16,808	17,517
Stock-based compensation	10,247	9,908	28,316	22,661
Certain litigation costs (1)	335	1,491	1,996	4,140
Lease exit costs (2)	—	—	—	(133)
(Benefit from) / provision for income taxes	(72)	121	(168)	443
Adjusted EBITDA	$10,025	$8,018	$24,767	$21,425

(1)
The excluded amounts relate to legal costs incurred in connection with complaints filed by non-TrueCar dealers and the California New Car Dealers Association against TrueCar and consumer class action lawsuits. We believe the exclusion of these costs is appropriate to facilitate comparisons of our core operating performance on a period-to-period basis. Based on the nature of the specific claims underlying the excluded litigation matters, once these matters are resolved, we do not believe our operations are likely to entail defending against the types of claims raised by these matters. We expect the cost of defending these claims to continue to be significant pending resolution.

(2)
The excluded amounts represent updates to the initial estimate of lease termination costs associated with the consolidation of our office locations in Santa Monica, California in December 2015. We believe that their exclusion is appropriate to facilitate period-to-period operating performance comparisons.

TRUECAR, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP NET INCOME
 (In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30, 2018		Nine Months Ended September 30, 2018
	2018	2017	2018	2017
Net loss	$(6,251)	$(9,519)	$(21,928)	$(24,374)
Non-GAAP adjustments:
Stock-based compensation	10,247	9,908	28,316	22,661
Certain litigation costs (1)	335	1,491	1,996	4,140
Lease exit charges (2)	—	—	—	(133)
Non-GAAP net income (3)	$4,331	$1,880	$8,384	$2,294

Non-GAAP net income per share:
Basic	$0.04	$0.02	$0.08	$0.02
Diluted	$0.04	$0.02	$0.08	$0.02

Weighted average common shares outstanding:
Basic	102,765	98,665	101,503	93,108
Diluted	105,747	105,751	103,850	98,669

(1)
The excluded amounts relate to legal costs incurred in connection with complaints filed by non-TrueCar dealers and the California New Car Dealers Association against TrueCar and consumer class action lawsuits. We believe the exclusion of these costs is appropriate to facilitate comparisons of our core operating performance on a period-to-period basis. Based on the nature of the specific claims underlying the excluded litigation matters, once these matters are resolved, we do not believe our operations are likely to entail defending against the types of claims raised by these matters. We expect the cost of defending these claims to continue to be significant pending resolution.

(2)
The excluded amounts represent updates to the initial estimate of our lease termination costs associated with the consolidation of our office locations in Santa Monica, California in December 2015. We believe that their exclusion is appropriate to facilitate period-to-period operating performance comparisons.

(3)
There is no income tax impact related to the adjustments made to calculate Non-GAAP net income because of our available net operating loss carryforwards and the full valuation allowance recorded against our net deferred tax assets at September 30, 2018 and September 30, 2017.